Exhibit 23B

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Retirement Committee of the
Culp, Inc. Employees’ Retirement Builder Plan
High Point, North Carolina

We consent to the incorporation by reference in the Registration Statement No. 33-13310 on Form S-8 of our report dated June 23, 2022, with respect to the financial statements and schedules of the Culp, Inc. Employees’ Retirement Builder Plan included in this Annual Report on Form 11-K for the years ended December 31, 2021, and 2020.

/s/ Smith Leonard PLLC

High Point, North Carolina
June 23, 2022